Exhibit 23.2

Statement Regarding Consent of Arthur Andersen LLP

This Form 11-K of the Vintage Petroleum, Inc. 401(k) Plan includes audited financial statements as of December 31, 2001, together with the accompanying report of Arthur Andersen LLP (“Arthur Andersen”). After reasonable efforts, we have been unable to obtain the written consent of Arthur Andersen to the incorporation by reference of such financial statements and report into Vintage Petroleum, Inc.’s Registration Statement on Form S-8 No. 333-88297 (the “Registration Statement”). Therefore, we have dispensed with the requirement to file Arthur Andersen’s consent in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen has not consented to the inclusion of its report in the Registration Statement, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen that are incorporated by reference into the Registration Statement or any omissions to state a material fact required to be stated herein.